Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-206353), Form S-8 (File No. 216201) and Form S-8 (File No. 333-206360) of Skypeople Fruit Juice, Inc. (the “Company”) of our report dated April 17, 2017, relating to the Company's consolidated financial statements which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ Wang Certified Public accountant, P.C.
Wang Certified Public accountant, P.C.
Flushing, NY

April 17, 2017